    As filed with the Securities and Exchange Commission on October 22, 2007
Registration No. ________

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM SB-2
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

UVENTUS TECHNOLOGIES CORP.
(Exact name of Registrant as specified in its charter)

Nevada	2731	98-0511130
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code)	Identification No.)

932-8 #304
Gangnam-Gu, Daechi 4 Dong
Seoul, Korea
Tel: (82) 10-5717-0812
(Address and telephone number of Registrant's principal executive offices)

Island Stock Transfer
100 Second Avenue Suite, Suite 104N
St. Petersburg, Florida 33701
Phone: (727) 289-0010
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies of all Correspondence to:

SRK Law Offices
Rabin Science Park
Rehovot, Israel
Telephone No.: (718) 360-5351
Facsimile No.: (011) (972) 8-936-6000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box: ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

 If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: ☐

Calculation of Registration Fee

Title of Class of Securities to be Registered	Amount to be Registered(¹)	Proposed Maximum Aggregate Price Per Share	Proposed Maximum Aggregate Offering Price(²)	Amount of Registration Fee
Common Stock, $0.001 per share	1,200,000	$0.05	$60,000	$5.52
Total	1,200,000	$0.05	$60,000	$5.52

(¹) In the event of a stock split, stock dividend or similar transaction involving our common stock, the number of shares registered shall automatically be increased to cover the additional shares of common stock issuable pursuant to Rule 416 under the Securities Act of 1933, as amended.

(²) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) and (o) under the Securities Act of 1933.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

PROSPECTUS
Subject to Completion, Dated October 22, 2007

Uventus Technologies Corp.

A MAXIMUM OF 1,200,000 SHARES OF COMMON STOCK
OFFERING PRICE $0.05 PER SHARE

This prospectus relates to our offering of 1,200,000 new shares of our common stock at an offering price of $0.05 per share. The offering will commence promptly after the date of this prospectus and close no later than 180 days after the date of this prospectus. However, we may extend the offering for up to 90 days following the 180-day offering period. We will pay all expenses incurred in this offering. The common shares are being offered by us on a no-minimum basis. Since there are no minimum purchase requirements, we may not receive any proceeds or we may receive only minimal proceeds from this offering. To the extent that we receive funds in this offering, they will be immediately available for our use since we have no arrangements to place funds in escrow, trust or similar account.

The offering is a self-underwritten offering; there will be no underwriter involved in the sale of these securities. We intend to offer the securities through our officers and directors, who will not be paid any commission for such sales.

OUR BUSINESS IS SUBJECT TO MANY RISKS AND AN INVESTMENT IN OUR COMMON STOCK WILL ALSO INVOLVE A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY CONSIDER THE FACTORS DESCRIBED UNDER THE HEADING "RISK FACTORS" BEGINNING ON PAGE 8 BEFORE INVESTING IN OUR COMMON STOCK.

Prior to this offering, there has been no public market for our common stock and we have not applied for listing or quotation on any public market. We have arbitrarily determined the offering price of $0.05 per share offered hereby. The offering price bears no relationship to our assets, book value, earnings or any other customary investment criteria. After the effective date of the registration statement, we intend to have a market maker file an application with the National Association of Securities Dealers, Inc. to have our common stock quoted on the OTC Bulletin Board. We currently have no market maker who is willing to list quotations for our stock. There is no assurance that an active trading market for our shares will develop, or, if developed, that it will be sustained.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The information in this prospectus is not complete and may be amended. We may not sell these securities until the Registration Statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The date of this prospectus is _______, __, 2007

 The following table of contents has been designed to help you find information contained in this prospectus. We encourage you to read the entire prospectus.

PROSPECTUS SUMMARY

This summary highlights certain information contained elsewhere in this prospectus. You should read the entire prospectus carefully, including our financial statements and related notes, and especially the risks described under "Risk Factors" beginning on page 8. All references to "we," "us," "our," "Company," or similar terms used in this prospectus refer to Uventus Technologies Corp.

Corporate Background

We were incorporated on June 12, 2006. We are a development stage company, and we have not generated any revenue to date. We plan to establish our company as a leading resource for publishing electronic books. We are focused on the marketing, distribution, and publishing of electronic books on the internet. We intend to target the print-on-demand sector of the market for journalists and other authors who want to see their stories in print. We intend to earn revenue from several sources, including from direct sales to online e-book customers and from sales through re-sellers.

Our offices are currently located at 932-8 #304, Gangnam-Gu, Daechi 4 Dong, Seoul, Korea. Our telephone number is (82) 10-5717-0812. We have under construction an information only website at www.epublishlive.com. We plan to outsource the development of the website to an offshore vendor to keep costs down.

Our auditors have issued an audit opinion which includes a statement describing their doubts about whether we will continue as a going concern. In addition, our financial status creates substantial doubt whether we will continue as a going concern.

The Offering

Shares being offered	Up to 1,200,000 shares of our common stock.

Offering price	$0.05 per share of common stock.

Terms of the offering
The offering will commence when the Securities and Exchange Commission declares this prospectus effective. The offering will terminate upon the earlier of the sale of all the 1,200,000 shares of common stock being offered or 180 days unless it is extended for an additional 90 days.

Number of shares outstanding before the offering	2,000,000

Number of shares outstanding after the offering if all the shares are sold	3,200,000

Our executive officers currently hold 100% of our shares, and, as a result, they will exercise control over our direction. After the offering, our officers will hold approximately 62.5% if we are successful at selling all the shares offered.

Market for the common shares
There is no public market for our common shares. After the effective date of the registration statement, we intend to have a market maker file an application on our behalf with the NASD to have our common stock quoted on the OTC Bulletin Board. We currently have no market maker who is willing to list quotations for our stock. There is no assurance that a trading market will develop, or, if developed, that it will be sustained. Consequently, a purchaser of our common stock may find it difficult to resell the securities offered herein should the purchaser desire to do so when eligible for public resale.

Use of proceeds	If we are successful at selling all the shares we are offering, our gross proceeds from this offering will be approximately $60,000. We intend to use these proceeds to execute our business plan.

Summary Financial Data

The following summary financial information for the period June 12, 2006 (inception) to August 31, 2007 includes balance sheet and statement of operations data from our audited financial statements. The information contained in this table should be read in conjunction with "Management's Discussion and Analysis of Financial Condition or Plan of Operation" and the financial statements and accompanying notes included in this prospectus.

Statements of Operations
For the period June 12, 2006 (inception) through
August 31, 2007

Net loss	7,085

Net loss per common share:
Basic and diluted (less than $0.01 per share)	0

Weighted average number of Common shares outstanding:	2,000,000

Balance Sheet Data August 31, 2007

Working capital	$2,915
Total assets	$10,000
Total liabilities	7,085
Total Liabilities and Stockholders’ Equity	$10,000

RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the following factors and other information in this prospectus before deciding to invest in our company. If any of the following risks actually occur, our business, financial condition, results of operations and prospects for growth would likely suffer. As a result, you could lose all or part of your investment.

Risks Relating to Our Business

1. We have a going concern opinion from our auditors, indicating the possibility that we may not be able to continue to operate.

The Company has incurred net losses of $7,085 for the period from June 12, 2006 (inception) to August 31, 2007. We anticipate generating losses for the next 12 months. Therefore, we may be unable to continue operations in the future as a going concern. No adjustment has been made in the accompanying financial statements to the amounts and classification of assets and liabilities which could result should we be unable to continue as a going concern. If we cannot continue as a viable entity, our shareholders may lose some or all of their investment in the Company.

In addition, our independent auditors included an explanatory paragraph in their report on the accompanying financial statements regarding concerns about our ability to continue as a going concern.

As a result, we may not be able to obtain additional necessary funding. There can be no assurance that we will ever achieve any revenues or profitability. The revenue and income potential of our proposed business and operations are unproven, and the lack of operating history makes it difficult to evaluate the future prospects of our business.

2. We are a development stage company and may never be able to execute our business plan.

We were incorporated on June 12, 2006. We currently have no customers or revenues and our website is in development. We may not be able to execute our business plan unless and until we are successful in raising funds in this offering. We anticipate that we will require a minimum of approximately $40,000 to remain operational during the next twelve months. If the securities being offered under this prospectus are not fully subscribed for we may require additional financing in addition to the funds we hope to raise from the sale of shares offered under this offering in order to establish profitable operations. Such financing, if required, may not be forthcoming. Even if additional financing is available, it may not be available on terms we find favorable. As a result, we may not be able to obtain additional necessary funding. Failure to secure the needed additional financing will have a very serious effect on the Company's ability to survive. At this time, there are no anticipated additional sources of funds in place.

3. Our business model may be unsuccessful.

Our business model is new and unproven and may never be successful. The success of our business model depends on our ability to attract authors to publish their works with us, our ability to generate revenue from the sale of electronic books to our customers, and our ability to realize new revenue streams through the development of complementary products and services. Our ability to develop our e-publishing services and to successfully market and sell our products is unproven, and the lack of an operating history makes it difficult to validate our business model. If, for example, our advertising campaign proves ineffective, the Company and our operations will be at substantial risk. In addition, we may be forced to alter our business model in the future to adapt to changes in our industry and our markets.

4. We have no operating history and have maintained losses since inception, which we expect to continue in the future.

Management believes that the net proceeds of approximately $40,000 generated from this offering will be sufficient to continue our planned activities for no more than 12 months after the offering. We also expect to continue to incur operating losses in future periods. These losses will occur because we do not yet have any revenues to offset the expenses associated both with the continuing development of our website and our services, and with the marketing and sale of our publishing services and products. We cannot guarantee that we will ever be successful in generating revenues in the future. We recognize that if we are unable to generate revenues, we will not be able to earn profits or continue operations.

There is no history upon which to base any assumption as to the likelihood that we will prove successful, and we can provide investors with no assurance that we will generate any operating revenues or ever achieve profitable operations. If we are unsuccessful in addressing these risks, our business will most likely fail.

5. Our executive officers and directors have significant voting power and may take actions that may be different than actions sought by our other shareholders.

If we are successful in selling all 1,200,000 shares being offered in this prospectus, our officers and directors will continue to own approximately 62.5% of the outstanding shares of our common stock.

These shareholders will be able to exercise significant influence over all matters requiring shareholder approval. This influence over our affairs might be adverse to the interest of our other stockholders. In addition, this concentration of ownership could delay or prevent a change in control and might have an adverse effect on the market price of our common stock.

6. Since our officers and directors may work or consult for other companies, their other activities could slow down our operations.

Our officers and directors are not required to work exclusively for us and do not devote all of their time to our operations. Presently, our officers and directors allocate only a portion of their time to the planning and operation of our business. Since our officers and directors are currently employed full time elsewhere, they are able to commit to us only up to 25 hours a week. Therefore, it is possible that their pursuit of other activities may slow our operations and reduce our financial results because of the slow down in operations.

7. We need to retain key personnel to support our products and ongoing operations.

The development and marketing of our products and services will continue to place a significant strain on our limited personnel, management, and other resources. Our future success depends upon the continued services of our executive officers and other key employees and contractors who have critical technological knowledge, industry experience, and relationships that we rely on to implement our business plan. The loss of the services of any of our officers or the lack of availability of other skilled personnel would negatively impact our ability to develop, market, and sell our products and services, which could adversely affect our financial results and impair our growth.

8. Our officers and directors are located outside of the United States.

Since our officers and directors are located in Canada and South Korea, any attempts to enforce liabilities upon such individuals under the U.S. securities and bankruptcy laws may be difficult.

Risks Relating to Our Strategy and Industry

9. Internet based products and services are subject to rapid technological change.

Our business is in an emerging market that is characterized by rapid changes in customer requirements, frequent introductions of new and enhanced products and services, and continuing and rapid technological advancement. To compete successfully in the internet e-commerce market, we must continue to design, develop, and sell new and enhanced products and services that provide increasingly higher levels of performance and reliability at lower cost. These new and enhanced products and services must take advantage of technological advancements and changes, and respond to new customer requirements. Our success in designing, developing, and selling such products and services will depend on a variety of factors, including:

•	identifying and responding to customer demands for new products and services;

•	keeping abreast of technological changes;

•	timely developing and implementing new product offerings and features;

•	maintaining performance quality;

•	providing cost-effective service and support; and

•	promoting our products and expanding our market share.

If we are unable, due to resource constraints or to technological or other reasons, to develop and introduce new or enhanced products and services in a timely manner, if such new or enhanced products and services do not achieve sufficient market acceptance, or if such new or enhanced product or service introductions decrease demand for our existing products and services, our operating results would decline and our business would not grow.

10. If we are unable to attract and retain the interest of authors to use our services and of customers to purchase our products, we will not be successful.

We will rely significantly on our ability to attract and retain the interest of our author clients looking to publish their works, as well as the interest of our customers looking to purchase e-books. We will compete for clients and customers with other publishing companies, both traditional publishing houses and e-publishing companies. We will need to continually evaluate and build our author network to keep pace with their needs and to remain competitive in our business. We may be unable to identify or obtain the participation of a sufficient number of qualified authors to satisfy the needs of our customers, which may decrease the potential for the growth of our business. We cannot assure that we will be successful in signing up authors or in selling to customers. The cost of attracting authors and customers to utilize our products and services may be higher than we anticipate, and, as a result, our profitability could be minimal. Similarly, if we are unable to attract and retain the interest of qualified authors, our ability to offer quality content to customers may decline and, as a result, customers may purchase fewer electronic books, which may result in a loss of author clients.

11. We are a small company with limited resources compared to some of our current and potential competitors and we may not be able to compete effectively and increase market share.

Most of our current and potential competitors have longer operating histories, significantly greater resources and name recognition, and a larger base of customers than we have. As a result, these competitors have greater name credibility with our potential customers. Our competitors also may be able to adopt more aggressive pricing policies and devote greater resources to the development, promotion, and sale of their products and services than we can to ours. To be competitive, we must continue to invest significant resources in research and development, sales and marketing, and customer support. We may not have sufficient resources to make these investments or to develop the technological advances necessary to be competitive, which in turn will cause our business to suffer and restrict our profitability potential.

12. Our success depends on independent contractors to develop our products and services.

We intend to rely on third party independent contractors for the software development, database design, website interface, the web hosting, and for other development functions. These third party developers may not dedicate sufficient resources or give sufficient priority to developing our products. There is no history upon which to base any assumption as to the likelihood that we will prove successful in selecting qualified software development contractors, and we can provide investors with no assurance that our website and associated databases and administrative software will be developed according to the specifications that we require. If we are unsuccessful in addressing these risks, our business will most likely fail.

13. Our success depends on third party distribution channels.

We intend to sell our products ourselves and through a series of resellers and distributors. Our future revenue growth will depend in large part on sales of our products through these relationships. We may not be successful in developing distribution relationships. Entities that distribute our products may compete with us. In addition, these distributors may not dedicate sufficient resources or give sufficient priority to selling our products. Our failure to develop distribution channels, the loss of a distribution relationship, or a decline in the efforts of a material reseller or distributor could prevent us from generating sufficient revenues to become profitable.

14. We rely on the technology and services of third parties.

We intend to license third party technology, including applications that will be integrated into our platform and used to provide our products and services to our customers. As our platform evolves, we may need to license additional or alternative technology from third parties. These third party technology licenses may not be available or continue to be available to us on commercially reasonable terms, or at all, and we may not be able to obtain licenses for other existing and future technologies that we desire to integrate into our platform and products. If we cannot maintain existing third party technology licenses or enter into licenses for other existing and future technologies needed for our platform and our products, we would be required to delay the delivery of our products and services to our customers while we seek licenses with alternative third parties, or develop the necessary technology internally. A delay in providing our customers with our products and services would harm our business.

15. Future regulation of the internet and/or of use of the internet could restrict our business, prevent us from offering our products and services, or increase our cost of doing business.

At present there are few laws, regulations or rulings that specifically address access to or commerce on the internet. We are unable to predict the impact, if any, that future legislation, legal decisions, or regulations concerning the internet may have on our business, financial condition, and results of operations. Regulation may be targeted towards, among other things, assessing access or settlement charges, imposing taxes related to internet communications, restricting content, imposing tariffs, or regulations based on encryption concerns or the characteristics and quality of products and services, any of which could restrict our business or increase our cost of doing business. The increasing growth of the internet heightens the risk that governments or other legislative bodies will seek to regulate internet services, which could have a material adverse effect on our business, financial condition, and operating results.

16. We may lose authors and customers if we experience system failures that significantly disrupt the availability and quality of the services that we provide.

Our ability to provide support services will depend on our ability to avoid and mitigate any interruptions in service or loss of data that we may face. Interruptions in service or performance problems, for whatever reason, including interruptions resulting from of our systems and data centers being vulnerable to natural disasters and other unexpected problems may hinder our ability to respond to customer needs and cause us to lose author clients and prospective customers or make it more difficult to attract new ones.

17. We face exposure to plagiarism and libel claims.

Even though we are not the author of the works we will publish, we may face exposure if any of the authors we publish are deemed to have plagiarized another author or to have libeled a third party. As a result, we may be enjoined from selling certain works and we may have to redirect resources to defend ourselves from any such claim, which could have a material adverse effect on our business, financial condition, and operating results

18. If a third party asserts that we infringe upon its proprietary rights, we could be required to redesign our software, pay significant royalties, or enter into license agreements.

Although presently we are not aware of any such claims, a third party may assert that our technology or third party technologies that we license violate its intellectual property rights. As the number of software products in our markets increases and the functionality of these software products further overlap, we believe that infringement claims may become more common. Any claims against us, regardless of their merit, could:

•	be expensive and time consuming to defend;

•	result in negative publicity;

•	force us to stop selling our products that rely on the challenged intellectual property;

•	require us to redesign our software products;

•	divert management’s attention and our other resources; or

•	require us to enter into royalty or licensing agreements in order to obtain the right to use necessary technologies, which may not be available on terms acceptable to us, if at all.

In addition, we believe that any successful challenge to our use of a trademark or domain name could substantially diminish our ability to conduct business in a particular market or jurisdiction and thus decrease our revenues and result in possible losses to our business.

19. Protecting the copyrighted material contained in our electronic books is critical to our success and we could be liable for substantial damages if there is unauthorized duplication of the electronic books or if our distribution of content violates copyright laws.

Authors and other providers of content must have confidence in our digital rights management system and our ability to deliver electronic books securely over the Internet for our business to grow and to succeed. We intend that our electronic books will use software that is designed to protect publisher and author rights to the electronic books by limiting an end user's ability to make unauthorized copies of text. If end users circumvent these protections, they could make unauthorized copies that infringe the rights of copyright holders. If significant infringement occurs, our reputation and competitive position will be adversely affected. Moreover, any failure to prevent infringement could subject us to litigation, which would be time-consuming, costly, and divert significant managerial and financial resources.

Risks Relating to this Offering

20. The shares are being offered directly by us without any minimum amount of shares necessary to be sold. Accordingly, there is no guarantee that we will be successful at raising enough funds to execute our business plan from the proceeds of this offering.

There is no assurance that we will be successful at raising the maximum amount of this offering. This is especially true in light of the fact that no underwriter is being utilized, and that we are not experienced in the sale of securities. If we raise only a portion of the offering, we will be limited in our ability to achieve our objectives. Furthermore, there will be a greater likelihood that investors will lose their entire investment because of the lack of sufficient funding.

21. NASD sales practice requirements may limit a stockholder’s ability to buy and sell our stock.

In addition to the "penny stock" rules described below, the NASD has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer's financial status, tax status, investment objectives and other information. Under interpretations of these rules, the NASD believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. The NASD requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may have the effect of reducing the level of trading activity in our common stock. As a result, fewer broker-dealers may be willing to make a market in our common stock, thus reducing a stockholder's ability to resell shares of our common stock.

22. There is no public market for the securities and even if a market is created, the market price of our common stock will be subject to volatility.

Prior to this offering, there has been no public market for our securities and there can be no assurance that an active trading market for the securities offered herein will develop after this offering, or, if developed, be sustained. We anticipate that, upon completion of this offering, the common stock will be eligible for quotation on the OTC Bulletin Board. If for any reason, however, our securities are not eligible for initial or continued quotation on the OTC Bulletin Board or a public trading market does not develop, purchasers of the common stock may have difficulty selling their securities should they desire to do so and purchasers of our common stock may lose their entire investment if they are unable to sell our securities.

23. The price of our shares in this offering was arbitrarily determined by us and may not reflect the actual market price for the securities.

The initial public offering price of the common stock was determined by us arbitrarily. The price is not based on our financial condition and prospects, market prices of similar securities of comparable publicly traded companies, certain financial and operating information of companies engaged in similar activities to ours, or general conditions of the securities market. The price may not be indicative of the market price, if any, for the common stock in the trading market after this offering. The market price of the securities offered herein, if any, may decline below the initial public offering price. The stock market has experienced extreme price and volume fluctuations. In the past, securities class action litigation has often been instituted against various companies following periods of volatility in the market price of their securities. If instituted against us, regardless of the outcome, such litigation would result in substantial costs and a diversion of management's attention and resources, which would increase our operating expenses and affect our financial condition and business operations.

24. State securities laws may limit secondary trading, which may restrict the states in which you can sell the shares offered by this prospectus.

If you purchase shares of our common stock sold in this offering, you may not be able to resell the shares in any state unless and until the shares of our common stock are qualified for secondary trading under the applicable securities laws of such state or there is confirmation that an exemption, such as listing in certain recognized securities manuals, is available for secondary trading in such state. There can be no assurance that we will be successful in registering or qualifying our common stock for secondary trading, or identifying an available exemption for secondary trading in our common stock in every state. If we fail to register or qualify, or to obtain or verify an exemption for the secondary trading of, our common stock in any particular state, the shares of common stock could not be offered or sold to, or purchased by, a resident of that state. In the event that a significant number of states refuse to permit secondary trading in our common stock, the market for the common stock will be limited which could drive down the market price of our common stock and reduce the liquidity of the shares of our common stock and a stockholder's ability to resell shares of our common stock at all or at current market prices, which could increase a stockholder's risk of losing some or all of his investment.

25. Our stock is a penny stock. Trading of our stock may be restricted by the SEC's penny stock regulations, which may limit a stockholder's ability to buy and sell our stock.

If a trading market does develop for our stock, it is likely we will be subject to the regulations applicable to "Penny Stock," the regulations of the SEC promulgated under the Exchange Act that require additional disclosure relating to the market for penny stocks in connection with trades in any stock defined as a penny stock. The SEC regulations define penny stocks to be any non-NASDAQ equity security that has a market price of less than $5.00 per share, subject to certain exceptions. Unless an exception is available, those regulations require the broker-dealer to deliver, prior to any transaction involving a penny stock, a standardized risk disclosure schedule prepared by the SEC, to provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, monthly account statements showing the market value of each penny stock held in the purchaser’s account, to make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a stock that becomes subject to the penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage market investor interest in and limit the marketability of our common stock.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Some discussions in this prospectus may contain forward-looking statements that involve risks and uncertainties. These statements relate to future events or future financial performance. A number of important factors could cause our actual results to differ materially from those expressed in any forward-looking statements made by us in this prospectus. Forward-looking statements are often identified by words like: "believe", "expect", "estimate", "anticipate", "intend", "project" and similar expressions or words which, by their nature, refer to future events. In some cases, you can also identify forward-looking statements by terminology such as "may", "will", "should", "plans", "predicts", "potential" or "continue" or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled Risk Factors beginning on page 8, that may cause our or our industry's actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. In addition, you are directed to factors discussed in the description of Business section beginning on page 26, the Management's Discussion and Analysis or Plan of Operation section beginning on page 37, and as well as those discussed elsewhere in this prospectus.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, or achievements. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

Our financial statements are stated in United States Dollars (US$) and are prepared in accordance with United States Generally Accepted Accounting Principles.

USE OF PROCEEDS

The net proceeds to us from the sale of up to 1,200,000 shares offered at a public offering price of $0.05 per share will vary depending upon the total number of shares sold. Regardless of the number of shares sold, we expect to incur offering expenses estimated at approximately $20,000 for legal, accounting, printing, and other costs in connection with this offering.

The table below shows the net proceeds from this offering we expect to receive for scenarios where we sell various amounts of the shares. Since we are making this offering without any minimum requirement, there is no guarantee that we will be successful at selling any of the securities being offered in this prospectus. Accordingly, the actual amount of proceeds we will raise in this offering, if any, may differ.

% of total shares offered	67%	83%	100%
Shares Sold	800,000	1,000,000	1,200,000
Gross Proceeds	$40,000	$50,000	$60,000
Less offering expense	$20,000	$20,000	$20,000
Net offering proceeds	$20,000	$30,000	$40,000

The following chart provides an overview of our budgeted expenditures using the proceeds from this offering and our current available cash, by significant area of activity over the next 12 months:
	Minimum	Median	Maximum
Legal / Accounting	$5,500	$7,500	$7,500
Transfer Agent	1,000	2,500	2,500
Corporate Design	800	1,200	1,200
Marketing	2,500	5,000	9,000
Printing	300	500	1,000
Web Site Development	3,500	5,500	7,500
Web Hosting	1,000	1,200	1,200
Telephone	500	700	1,500
Admin. Support Staff	2,000	2,400	3,600
Office Rental	2,400	2,400	3,600
Office Supplies	200	300	600
Miscellaneous Admin.	300	800	800
Total Expenses	$20,000	$30,000	$40,000

Our offering expenses are comprised of legal and accounting expenses, SEC and EDGAR filing fees, printing and transfer agent fees and any necessary state registration fees. Our officers and directors will not receive any compensation for their efforts in selling our shares.

We intend to use the proceeds of this offering in the manner and in order of priority set forth above. We do not intend to use the proceeds to acquire assets or finance the acquisition of other businesses. At present, no material changes are contemplated. Should there be any material changes in the projected use of proceeds in connection with this offering, we will issue an amended prospectus reflecting the new uses.

DETERMINATION OF THE OFFERING PRICE

There has been no public market for our common shares. The price of the shares we are offering was arbitrarily determined at $0.05 per share. We believe that this price reflects the appropriate price that a potential investor would be willing to invest in our company at this initial stage of our development.

The price we arbitrarily determined bears no relationship whatsoever to our business plan, the price paid for our shares by our founders, our assets, earnings, book value or any other criteria of value. The offering price should not be regarded as an indicator of the future market price of the securities, which is likely to fluctuate.

CAPITALIZATION

The following table sets forth, as of August 31, 2007, the capitalization of the Company on an actual basis, and the capitalization of the Company as adjusted to give effect to the sale of 1,200,000 shares of common stock being offered hereby at the initial public offering price of $0.05 per share and the application of the estimated net proceeds as described in “Use of Proceeds”. This table should be read in conjunction with the more detailed financial statements and notes thereto included elsewhere herein.
	August 31, 2007
	Actual	As Adjusted
Short-term debt

Stockholders’ equity:	7,085	7,085
Common Stock, $0.001 par value, 50,000,000 shares authorized,
2,000,000 shares issued and outstanding; 3,200,000 shares
Issued and outstanding as adjusted	10,000	11,200
Additional paid-in capital	Nil	58,800
Deficit accumulated during the development stage	7,085	7,085

Total stockholders equity	2,915	62,915

 DILUTION

Purchasers of our securities in this offering will experience immediate and substantial dilution in the net tangible book value of their common stock from the initial public offering price.

The historical net tangible book value as of August 31, 2007 was $2,915 or $(0.00) per share.   Historical net tangible book value per share of common stock is equal to our total tangible assets less total liabilities, divided by the number of shares of common stock outstanding as of October 15, 2007, as adjusted to give effect to the receipt of net proceeds from the sale of 1,200,000 shares of common stock for $40,000, which represents net proceeds after deducting estimated offering expenses of $20,000. This represents an immediate increase of $0.01 per share to existing shareholders and an immediate and substantial dilution of $0.02 per share, or approximately 50%, to new investors purchasing our securities in this offering. Dilution in pro forma net tangible book value per share represents the difference between the amount per share paid by purchasers of shares of our common stock in this offering and the pro forma net tangible book value per share of our common stock immediately following this offering.

The following table sets forth as of October 15, 2007, the number of shares of common stock purchased from us and the total consideration paid by our existing shareholders and by new investors in this offering if new investors purchase 100% of the offering, before deducting offering expenses payable by us, assuming a purchase price in this offering of $0.05 per share of common stock.

	Shares
	Number	Percent	Amount

Existing Shareholders	2,000,000	62.5%	$10,000
New Investors	1,200,000	37.5%	$60,000
Total	3,200,000	100%	$70,000

 PLAN OF DISTRIBUTION, TERMS OF THE OFFERING

There Is No Current Market for Our Shares

There is currently no market for our shares. We cannot give you any assurance that the shares you purchase will ever have a market or that if a market for our shares ever develops, that you will be able to sell your shares. In addition, even if a public market for our shares develops, there is no assurance that a secondary public market will be sustained.

The shares you purchase are not traded or listed on any exchange. After the effective date of the registration statement, we intend to have a market maker file an application with the National Association of Securities Dealers, Inc. to have our common stock quoted on the OTC Bulletin Board. We currently have no market maker who is willing to list quotations for our stock.

Further, even assuming we do locate such a market maker, it could take several months before the market maker’s listing application for our shares is approved.

The OTC Bulletin Board is maintained by the National Association of Securities Dealers. The securities traded on the Bulletin Board are not listed or traded on the floor of an organized national or regional stock exchange. Instead, these securities transactions are conducted through a telephone and computer network connecting dealers in stocks. Over-the-counter stocks are traditionally smaller companies that do not meet the financial and other listing requirements of a regional or national stock exchange.

Even if our shares are quoted on the OTC Bulletin Board, a purchaser of our shares may not be able to resell the shares. Broker-dealers may be discouraged from effecting transactions in our shares because they will be considered penny stocks and will be subject to the penny stock rules. Rules 15g-1 through 15g-9 promulgated under the Securities Exchange Act of 1934, as amended, impose sales practice and disclosure requirements on NASD brokers-dealers who make a market in a "penny stock." A penny stock generally includes any non-NASDAQ equity security that has a market price of less than $5.00 per share. Under the penny stock regulations, a broker-dealer selling penny stock to anyone other than an established customer or "accredited investor" (generally, an individual with net worth in excess of $1,000,000 or an annual income exceeding $200,000, or $300,000 together with his or her spouse) must make a special suitability determination for the purchaser and must receive the purchaser's written consent to the transaction prior to sale, unless the broker-dealer or the transaction is otherwise exempt. In addition, the penny stock regulations require the broker-dealer to deliver, prior to any transaction involving a penny stock, a disclosure schedule prepared by the Commission relating to the penny stock market, unless the broker-dealer or the transaction is otherwise exempt. A broker-dealer is also required to disclose commissions payable to the broker-dealer and the registered representative and current quotations for the securities. Finally, a broker-dealer is required to send monthly statements disclosing recent price information with respect to the penny stock held in a customer's account and information with respect to the limited market in penny stocks.

The additional sales practice and disclosure requirements imposed upon brokers-dealers may discourage broker-dealers from effecting transactions in our shares, which could severely limit the market liquidity of the shares and impede the sale of our shares in the secondary market, assuming one develops.

The Offering will be Sold by Our Officers

We are offering up to total of 1,200,000 shares of common stock. The offering price is $0.05 per share. The offering will be for a period of 180 days from the effective date and may be extended for an additional 90 days if we choose to do so. In our sole discretion, we have the right to terminate the offering at any time, even before we have sold the 1,200,000 shares. There are no specific events which might trigger our decision to terminate the offering.

We have not established a minimum amount of proceeds that we must receive in the offering before any proceeds may be accepted. We cannot assure you that all or any of the shares offered under this prospectus will be sold. No one has committed to purchase any of the shares offered. Therefore, we may sell only a nominal amount of shares and receive minimal proceeds from the offering. We reserve the right to withdraw or cancel this offering and to accept or reject any subscription in whole or in part, for any reason or for no reason. Subscriptions will be accepted or rejected promptly. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions.

Any accepted subscriptions will be made on a rolling basis. Once accepted, the funds will be deposited into an account maintained by us and be immediately available to us. Subscription funds will not be placed into escrow, trust, or any other similar arrangement. There are no investor protections for the return of subscription funds once accepted. Once we receive the purchase price for the shares, we will be able to use the funds. Certificates for shares purchased will be issued and distributed by our transfer agent promptly after a subscription is accepted and "good funds" are received in our account.

If it turns out that we have not raised enough money to effectuate our business plan, we will try to raise additional funds from a second public offering, a private placement, or loans. At the present time, we have not made any plans to raise additional money and there is no assurance that we would be able to raise additional money in the future. If we need additional money and are not successful, we will have to suspend or cease operations.

We will sell the shares in this offering through our officers and directors. The officers and directors engaged in the sale of the securities will receive no commission from the sale of the shares nor will they register as a broker-dealer pursuant to Section 15 of the Securities Exchange Act of 1934 in reliance upon Rule 3(a) 4-1. Rule 3(a) 4-1 sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuer's securities and not be deemed to be a broker-dealer. Our officers and directors satisfy the requirements of Rule 3(a) 4-1 in that:

1.	None of such persons is subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Act, at the time of his participation; and,

2.
None of such persons is compensated in connection with his or her participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and

3.	None of such persons is, at the time of his participation, an associated person of a broker- dealer; and

4.
All of such persons meet the conditions of Paragraph (a)(4)(ii) of Rule 3(a)4-1 of the Exchange Act, in that they (A) primarily perform, or are intended primarily to perform at the end of the offering, substantial duties for or on behalf of the issuer otherwise than in connection with transactions in securities; and (B) are not a broker or dealer, or an associated person of a broker or dealer, within the preceding twelve (12) months; and (C) do not participate in selling and offering of securities for any issuer more than once every twelve (12) months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).

As long as we satisfy all of these conditions, we are comfortable that we will be able to satisfy the requirements of Rule 3(a) 4-1 of the Exchange Act notwithstanding that a portion of the proceeds from this offering will be used to pay the salaries of our officers.

As our officers and directors will sell the shares being offered pursuant to this offering, Regulation M prohibits the company and its officers and directors from certain types of trading activities during the time of distribution of our securities. Specifically, Regulation M prohibits our officers and directors from bidding for or purchasing any common stock or attempting to induce any other person to purchase any common stock, until the distribution of our securities pursuant to this offering has ended.

We have no intention of inviting broker-dealer participation in this offering.

Offering Period and Expiration Date

This offering will commence on the effective date of this prospectus, as determined by the Securities and Exchange Commission, and continue for a period of 180 days. We may extend the offering for an additional 90 days unless the offering is completed or otherwise terminated by us.

Procedures for Subscribing

If you decide to subscribe for any shares in this offering, you must deliver a check or certified funds for acceptance or rejection. There are no minimum share purchase requirements for individual investors. All checks for subscriptions must be made payable to "Uventus Technologies Corp."

Upon receipt, all funds provided as subscriptions will be immediately deposited into our account and be available for our use to further the development and business of the Company.

Right to Reject Subscriptions

We maintain the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected within 48 hours of our having received them.

LEGAL PROCEEDINGS

We know of no existing or pending legal proceedings against us, nor are we involved as a plaintiff in any proceeding or pending litigation. There are no proceedings in which any of our directors, officers or any of their respective affiliates, or any beneficial shareholder, is an adverse party or has a material interest adverse to our interest.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Our directors hold office until the next annual general meeting of the stockholders or until their successors are elected and qualified. Our officers are appointed by our board of directors and hold office until the earlier of their death, retirement, resignation, or removal.

Our officers and directors and their ages and positions are as follows:

Name	Age	Position

Richard Pak	31	President, CEO and Director

James Pak	42	Secretary, Treasurer, CFO and Director

Mr. Richard Pak

Mr. Richard Pak has been our President, CEO and a Director since we were incorporated on June 12, 2006. Mr. Pak is a cousin of Mr. James Pak, our Secretary, Treasurer, CFO and Director.

Mr. Richard Pak earned his Bachelor of Applied Science in Kinesiology from Simon Fraser University, in Burnaby, British Columbia in 2002. Upon graduation, he relocated to South Korea to begin work as an English teacher and worked as an editor, technical writer, and copyeditor in the field of English education and linguistics. He is the co-author of several books and continues to publish books in the English education field. Since March 2006, Richard Pak has been the Director of English Research for Jo O Je Publishing Company. He is a writer and editor of a monthly radio learning program for Jo O Je TOEIC Listening, an EBS (Educational Broadcasting System) radio program/learning show. As of January 2007, Mr. Richard Pak has been a founding member of the board of directors for an English institute in Seoul and Director of Research at an affiliated publishing company, OJ English.

Mr. James Pak

Mr. James Pak has been our Secretary, Treasurer, CFO and a Director since we were incorporated on June 12, 2006. Mr. James Pak earned his Bachelor of Arts in Economics from the University of British Columbia in 1991. In 1996, Mr. James Pak co-founded International Communications Network Inc., now Clear Channel Communications. The company deployed the first commercial voice over IP gateway from Vancouver to Hong Kong to provide long distance telephone communications. From 1999-2005, Mr. James Pak worked in the software industry developing micro-payment solution software and has consulted on various wireless broadband delivery projects with Universco Broadband Networks, now Metrobridge Networks, in Vancouver, Canada. In 2001, Mr. James Pak co-founded Mobile Presence Solutions Inc., a micro payment solutions company. As CEO, he was responsible for the overall development of mobile micro payment solutions utilizing existing hardware and contemporary infrastructure including mobile phones, PDA's and other wireless devices for on-line payments solutions. Since 2005, Mr. Pak has been an independent commodities trading consultant active in international trading of semi-finished steel products, heavy equipment, and petroleum based products.

Committees of the Board of Directors

We do not presently have a separately constituted audit committee, compensation committee, nominating committee, executive committee or any other committees of our Board of Directors. As such, our entire Board of Directors acts as our audit committee.

Audit Committee Financial Expert

Our Board of Directors does not currently have any member who qualifies as an audit committee financial expert. We believe that the cost related to retaining such a financial expert at this time is prohibitive. Further, because we are in the start-up stage of our business operations, we believe the services of an audit committee financial expert are not warranted at this time.

Involvement in Legal Proceedings

No director, nominee for director or officer of the Company has appeared as a party during the past five years in any legal proceedings that may bear on his ability or integrity to serve as a director or officer of the Company.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of October 15, 2007, certain information with respect to the beneficial ownership of our common stock by each stockholder known by us to be the beneficial owner of more than 5% of our common stock and by each of our current directors and executive officers. Each person has sole voting and investment power with respect to the shares of common stock, except as otherwise indicated. Information relating to beneficial ownership of common stock by our principal stockholders and management is based upon information furnished by each person using "beneficial ownership" concepts under the rules of the Securities and Exchange Commission. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the disposition of the shares. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the Securities and Exchange Commission rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest.

The percentages below are calculated based on 2,000,000 shares of our common stock issued and outstanding as of October 15, 2007. We do not have any outstanding options, warrants or other securities exercisable for or convertible into shares of our common stock.

Title of Class	Name and Address of Beneficial Owner(²)	Amount and Nature of Beneficial Ownership	Percentage of Class(¹)

Common Stock	Mr. Richard Pak	1,000,000	50.0%

Common Stock	Mr. James Pak	1,000,000	50.0%

all officers as a Group		2,000,000	100%

(¹)	Based on 2,000,000 shares of our common stock outstanding.

(²)	The address for Mr. Richard Pak is 932-8#304 Gangnam-Gu Daechi 4 Dong, Seoul, South Korea. The address for Mr. James Pak is 1162 Riverside Drive, Port Coquitlam, BC, Canada.

We are unaware of any contract or other arrangement the operation of which may at a subsequent date result in a change in control of our company.

Future Sales by Existing Shareholders

As of the date of this prospectus, there are two shareholders of record holding shares of our common stock. A total of 2,000,000 shares of common stock were issued to the existing shareholders, all of which are "restricted securities", as that term is defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Securities Act. Under Rule 144, such shares can be sold publicly, subject to volume restrictions and certain restrictions on the manner of sale, commencing one (1) year after their acquisition.

Shares purchased in this offering, which will be immediately resalable, and sales of all of our other shares after applicable restrictions expire, could have a depressive effect on the market price, if any, of our common stock and the shares we are offering. See the section entitled “Dilution.”

We do not have any issued and outstanding securities that are convertible into common stock. We have not registered any shares for sale by security holders under the Securities Act. None of our shareholders are entitled to registration rights.

DESCRIPTION OF SECURITIES

Our authorized capital stock consists of 50,000,000 shares of common stock, par value $0.001 per share.

The holders of our common stock:

•	have equal ratable rights to dividends from funds legally available therefore, when, as and if declared by our board of directors;

•	are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;

•	do not have pre-emptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and

•	are entitled to one non-cumulative vote per share on all matters on which shareholders may vote.

The common shares are not subject to any future call or assessment and all have equal voting rights. There are no special rights or restrictions of any nature attached to any of the common shares and they all rank at equal rate or " pari passu", each with the other, as to all benefits, which might accrue to the holders of the common shares. All registered shareholders are entitled to receive a notice of any general annual meeting to be convened by our Board of Directors.

At any general meeting, subject to the restrictions on joint registered owners of common shares, on a showing of hands every shareholder who is present in person and entitled to vote has one vote, and on a poll every shareholder has one vote for each common share of which he is the registered owner and may exercise such vote either in person or by proxy. At the date hereof, our officers and directors are the only persons to exercise control, directly or indirectly, over more than 10% of our outstanding common shares. See “Security Ownership of Certain Beneficial Owners and Management”.

We refer you to our Articles of Incorporation and Bylaws which form a part of this registration statement and to the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of our securities.

There are no outstanding options, warrants, or rights to purchase any of our securities.

Non-cumulative Voting

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any of our directors.

Cash Dividends

As of the date of this registration statement, we have not paid any cash dividends to shareholders. The declaration of any future cash dividend will be at the discretion of our Board of Directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business.

Transfer Agent

We have appointed the following transfer agent for our shares of common stock: Island Stock Transfer, 100 Second Avenue South, Suite 104N, St. Petersburg, Florida, 33701. Their telephone number is (727) 289-0100 and their fax number is (727) 289-0069. The transfer agent is responsible for all record-keeping and administrative functions in connection with our issued and outstanding common stock.

INTEREST OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis or had, or is to receive, in connection with the offering, a substantial interest, directly or indirectly, in the registrant or its subsidiary. Nor was any such person connected with the registrant or any of its parents, subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

Our financial statements for the period from inception to August 31, 2007, included in this prospectus, have been audited by Moore & Associates, Chartered Accountants and Advisors, as set forth in their report included in this prospectus.

The legal opinion rendered by SRK Law Offices regarding the common stock of Uventus Technologies Corp. registered on Form SB-2 is as set forth in their opinion letter included in this prospectus.

DISCLOSURE OF SEC POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our by-laws provide that directors and officers shall be indemnified by us to the fullest extent authorized by the Nevada Revised Statutes, against all expenses and liabilities reasonably incurred in connection with services for us or on our behalf. The by-laws also authorize the Board of Directors to indemnify any other person who we have the power to indemnify under the Nevada Revised Statutes, and indemnification for such a person may be greater or different from that provided in the by-laws.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of our Company under the provisions described above, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

DESCRIPTION OF BUSINESS

Overview of the Company

We are a development stage company that was formed in Nevada on June 12, 2006. We plan to develop an online e-book publishing business. Our internet based company will service authors who want to publish in electronic format. Our company will not charge a fee to authors to publish e-books, but rather will focus on sales and marketing efforts to earn revenue on each incremental sale of e-books to customers. We have commenced only limited operations, primarily focused on designing and launching an "information only" website to start to build brand awareness of our planned e-publishing business. We have never declared bankruptcy, have never been in receivership, and have never been involved in any legal action or proceedings. We have not made any significant purchase or sale of assets, nor has the Company been involved in any mergers, acquisitions or consolidations. We are not a blank check registrant as that term is defined in Rule 419(a)(2) of Regulation C of the Securities Act of 1933, because we have a specific business plan and purpose. Neither Uventus Technologies Corp., nor its officers, directors, promoters or affiliates, has had preliminary contact or discussions with, nor do we have any present plans, proposals, arrangements or understandings with any representatives of the owners of any business or company regarding the possibility of an acquisition or merger. Our offices are currently located at 932-8 #304, Gangnam-Gu, Daechi 4 Dong, Seoul, Korea. Our telephone number is (82) 10-5717-0812. We have under construction an information only website at www.epublishlive.com.

The dynamic growth of the internet has made it much easier for people to write and get published. Authors who write technical, fiction, and non-fiction material are looking for venues to publish their books. In addition, current trends show a growing demand from customers to obtain information right away. More people are using the internet and other e-commerce vehicles to accomplish this. Books published in electronic format, or e-books for short, are growing in popularity. The flexibility offered by an e-book format allows readers to quickly search the entire content of the publication to find the specific information they are looking for. The electronic format of the e-book offers readers a multi-dimensional format. The e-book can appeal to the cover-to-cover reader and to someone who just wants to search for specific information.

Our business model is built around online delivery using the internet. The World Wide Web has become an economical distribution channel. We plan to leverage the technological innovations of the internet to offer our services to authors, to communicate directly with them, to provide editorial services, to advertise their books, to sell their books to customers, and to perform all necessary financial transactions electronically. We plan to use the online services of PayPal for customer e-book orders from our inventory, royalty payments to authors, and commission payments to re-sellers.

We will target the print-on-demand sector of the market for journalists and other authors who want to see their stories in print. We plan to offer writers a turn-key service package to help them reach their goal, which includes the following services:

•	A variety of publishing options

•	Knowledgeable support system

•	Worldwide distribution

•	Editing and proofreading services

By means of our website, we intend to provide prospective authors with an outline of the process and walk them through each of the following five steps:

1. Registration

2. Review of Manuscript Guidelines

3. Submission of Manuscript

4. Publishing the e-book

5. Online marketing program

We plan to then sell our authors’ e-books to customers via our website.

The Market Opportunity

The purpose and function of an e-publishing Website

The growth and acceptance of the internet as a means of communication has contributed to the growth of electronic publishing. Global statistics indicate that there are over 1.1 billion internet users as of June 2007 (http://www.internetworldstats.com/emarketing.htm) and the rate of annual growth of internet users is above 17% per year. At the same time, traditional book sales continue to move upwards, recording an annual increase of 6.3% according to a June 2007 report issued by the American Association of Book Publishers. http://www.publishers.org/main/PressCenter/AprilStats.htm

This paradigm shift in how people communicate with each other has led to the creation of a new segment of virtual publishers, complete with a wide assortment of technologies, products, and services that provide would-be authors with an additional array of publication options. Similarly, the pool of prospective authors has grown. At a time when baby boomers are retiring from the traditional workforce, a growing number of them are eager to tell their stories. From travel stories to technical aspects of their work to fictional tales of the fantastic, people today have the time and the ambition to write worthwhile books. While in the past, being able to publish a book had been for many a distant dream, today, with the help of e-publishing, those dreams can be turned into a reality, and in the process build a profitable business for us.

Technological innovations continue to impact the publishing sector, including how information is being packaged for the benefit of the reading public. The market has already begun to embrace electronic publishing. Every day, millions of readers turn on their computers to read the online editions of newspapers. Not only can they find information about local, national and international news, but they can also dig deeper for more background information because of the flexibility built into electronic publishing. Traditional newspapers, such as the Los Angeles Times (http://www.latimes.com/), Boston Herald (http://www.bostonherald.com/), the Chicago Tribune (http://www.chicagotribune.com/), and hundreds of others, have not disappeared; they now produce two daily editions, one that appears on newsstands and one in electronic format for internet delivery.

The pace of life has shifted and virtual publishing, like online newspapers, has been accepted as a viable alternative. From trade publications to newsletters, authors have shifted into electronic format for faster and more cost efficient delivery to subscribers and interested parties.

Today’s e-book market is comprised of a variety of e-book formats that publishers are offering to customers, including:

Palm Pilot
PocketPC
Personal computer
MacIntosh computer
Mobile phones

Consumers have been looking for more portability to suit their changing lifestyles, and have found it with wireless products like the Palm Pilot, Blackberry, and Pocket PC’s. Recent innovations in cellular phone technology allow e-books to be delivered in small screen format simply by making a phone call. Being able to adapt an e-book to fit the small screen format will be one of the challenges facing e-book publishers.

The internet has revolutionized how and what people read today. E-books grant people the flexibility to read when and where they want to read. Those who are early adapters of technology will likely see this approach to virtual publishing as a welcome service, and will be interested in our products and services.

Our Competition

Online presence of e-Book Publishers

With so many personal computer users turning to the internet for information and recreation, we believe that we are joining the e-book publishing business in the early stages of development, enabling us to benefit by being a part of the second generation of e-book publishers in the market.

Research shows there are at least 40 e-book publishers operating as of June 2007. The online Directory of e-Publishers, http://www.ebookcrossroads.com/epublishers.html, is a web site that provides industry and strategic information. There are several classes of e-book publishers. One class of e-book publishers charges substantial fees to authors at the start of the relationship. Authors select from a range of products and services and pay for their selection at the time they submit their manuscripts. This class often has other add-on services that an author may buy later in the publishing process.

These companies are classified as royalty paying, non-subsidy publishers. We envision ourselves as being part of this category, notwithstanding that we will not be charging authors for the use of our services.

Some companies in this group, such as Awe-Struck E-Books, specify that their publications are available in HTML and Palm Pilot formats, while others give no description as to the e-book format made available. Some of the members of this group publish in niche markets, such as western novels, horror stories, suspense, and historical novels. Companies like Clocktower Fiction, Vintage Romance, and Scorpius Digital are among this group.

The company with the number one online presence in the e-book industry is e-Books.com (http://www.ebooks.com/), a digital bookstore with over 80,000 titles available online. This company is a re-seller and not a publisher of e-books and even though they are a competitor they could potentially resell our e-books. This company’s popularity and number one ranking in Google search results indicate the growing acceptance of e-books by consumers.

Traditional book publishers

There is some crossover in the book publishing business, with long established publishing houses entering the e-publishing field. Some of these companies, such as Random House, Harper Collins, and McGraw Hill Press, are beginning to expand into the emerging markets of online publishing and digital delivery. Research suggests that these are actions to test the waters from a marketing perspective. Many other traditional book publishers have set up new departments to work in the online publishing marketplace as well.

On June 21, 2007, Amazon.com (www.amazon.com), an online book re-seller, announced a new initiative with Kirtas Technologies http://news.com.com/8301-10784_3-9732767-7.html for the digitization of a collection of rare books. This type of market activity shows that the concept of e-books is gaining momentum as a conventional means of publishing books.

Our Competitive Advantage

We hope that our planned, aggressive internet marketing campaign will be able to leverage the work done by our competitors in publicizing the concept of e-books, to provide access to the market. We expect that our marketing campaign will offer a fresh look that will attract both authors and eventually customers for our own e-book collection. We plan for our website to be engaging to attract the casual web visitor and to encourage return visits. We believe that the combination of a cost-per-click type of CPC advertising campaign with its focus on new web visitors plus graphic design elements that we plan to use on our website will be successful in attracting potential authors and customers.

Our own approach will be to position our company in the mainstream of e-book publishers by accepting both new and previously published work. We plan to work with a wide range of electronic formats for submissions, but will choose a narrow range of formats, such as HTML, Adobe Reader and the current Microsoft e-book format, for delivery. Over time, we may expand our delivery formats to include a broader range of electronic formats, if the marketplace pushes us in that direction.

We believe that we have a distinct advantage over the existing e-book publishers when it comes to integrating the latest innovations directly into our website. Once a company makes an investment in developing a website, that company may be reluctant to revisit the planning process and the steps that the company took to design its website. Evidence of this can be seen in the absence of the latest innovations from the home pages of many websites. We believe that larger companies often fail to update their websites or its infrastructure since they do not envision the need for investment in further development. Because we are a small company, we expect that we will have the flexibility to monitor recent developments and to adapt our website in order to take advantage of recent technological advances such as streaming video and audio clips, dynamic pop-up display, blogs and web site discussion groups. We will be able to select from these innovations and add value to our website for both ourselves and our customers. Recent technological advances in the field of streaming video, audio, and dynamic pop-up display ads afford us unique opportunities for interaction with our web visitors and to build a brand name in the marketplace. Our strategy is to be flexible and responsive to the evolving needs of the e-book customer.

Our Products and Services

We plan to offer our authors and customers an array of online facilities and choices, all available via our website.

We intend to develop and tailor our website to contain the following sections and links:

• ePublish Best Sellers List - This section will feature a revolving list of our Best Sellers from our own online inventory. By drawing attention to the most recent list of Best Sellers, we will encourage web visitors to return to view updated rankings and new titles. As part of the Best Sellers List, web visitors will be able to opt-in to receive a Weekly Newsletter and our Email Alerts about the latest changes to our Best Sellers List. Also in the Best Sellers area we plan to routinely have limited time Special Offers for our web visitors.

• ePublish Editors Choice - This section of the web site will be featured on the home page. Web site visitors and authors alike will be able to browse our Editor’s Choice section of e-books from the ePublish Book Store. The ePublish Editors section will be updated on a periodic basis, most likely month to month in the early stages. As the business grows, this section will be updated more frequently shifting to a bi-weekly and perhaps a weekly basis depending on the number of titles we have in inventory.

Website visitors will be able to read and review comments about the Top Ten Editor’s Choice by category such as fiction, non-fiction, or area of interest. A Shopping Cart function will allow visitors to make a buying decision while browsing the ePublish Editors Choice section as well as other sections of the web site. The Shopping Cart window will appear in a pop-up format and shift customers to the final stage of the ePublish Book Store Checkout when they are ready to complete their purchases.

We plan for the ePublish Editors Choice area to feature titles in the following e-book categories:

Travel	Finance & Retirement	Hobbies

Gardening	Bird Watching	Real Estate

Fiction	Literature & Poetry	Sports

Lifestyle	Home Renovations	Animals

Biographies	People	Religion

• ePublish Authors Portal - This section will be the primary point of contact between authors and ourselves. Here the authors will be able to begin and/or continue online communication about having his/her book published, including:

Register as an ePublish User	Access Publishing Guidelines

Submit manuscripts	Communicate with Editorial Staff

Check account status	Order History

Shipping & Returns	Availability Status

Conversion Process

Research shows that authors use a number of different formats when submitting their manuscripts. We intend for our Administrative Portal to accommodate the following e-book formats:

•	MS Word

•	Microsoft Reader

•	Adobe Reader

•	Gemstar eBook

•	Palm Doc

•	Plain Text

•         ePublish Online Book Store - We intend for web site visitors to find an easy-to-use ePublish Shopping Cart feature similar to that used elsewhere. Our Book Store will feature the complete inventory of all e-books in our inventory. When someone selects an e-book he will be taken to a Shopping Cart window that allows him to add and delete items from his selections. Once the choices are completed on screen, directions will move the customer to the Check Out portion of the ePublish Online Book Store where he will complete the transaction. All transactions will be completed using the PayPal payment system. Each customer will have an opportunity to opt-in to receive updates on new and/or related titles, upcoming events, and promotions. Once we have engaged a customer in a buying scenario, we plan to do our best to keep in touch and give him a reason to return.

•          ePublish Authors in Profile - We plan to offer a background story about selected authors who have submitted an interesting book and are a part of our e-book community. Sharing this kind of information will help to bring a personal touch to our business and hopefully encourage other authors to contribute. This tactic is commonly used to help bridge the gap between established authors and new authors thereby helping to create an identity for the new author that will help to increase book sales.

•         ePublish Workshops - Online workshops have become a standard feature on numerous web sites. We plan to survey our web site visitors and authors to ask them what topics they would like to see offered in our ePublish Workshops, how long they should be, and if they would be willing to pay for these workshops. If the majority of the feedback indicates that people want free online workshops, then we will endeavor to find a corporate sponsor to help cover the cost and offer them a sponsorship advertising opportunity in return.

•         ePublish Transaction Portal - We plan to use the PayPal (https://www.paypal.com/) infrastructure to facilitate a quick and reliable payment system. All financial transactions will be processed through PayPal. Authors will be required to set up their own merchant account and customers will be directed to a PayPal window in our ePublish Online Book Store. Using the PayPal system will enable us to collect money through a recognized and secure payment firm while tracking all e-book orders. The simplicity of creating and maintaining a PayPal merchant account provides us with a high level of assurance for the timely receipt of funds and consistent record keeping.

Website/Product Development

We have begun to work on an information website. We plan to enhance the preliminary information for authors on our website so that we can begin to build brand name recognition. In order to limit our development costs, we intend to contract out the development of the administrative sections of our website to offshore website developers. While the website development is underway, management will be working to enhance their international network of contacts in the writing community. The level of financing we receive will determine the extent of our website development. If we receive the maximum offering amount, we will be able to develop and deliver a number of enhancements, including advanced search, live help for incoming requests, and we will also be able to direct more money towards marketing.

We plan to retain a web development contractor to be responsible for the development of the website. Management will supervise the web development process to ensure quality control and the achievement of pre-established timelines for completion.

We plan to commence the development of our website as soon as the minimum funding has been secured. Our development tasks and the approximate time to complete these tasks are set out below:

•
Selection of Software Development Contractor: We will commence with the selection of one or more contractors to develop our website and associated databases and administrative software. We will prepare a request for quotations (RFQ) that will be sent to several contractors. Our selection will be based on price, experience and track record. Mr. James Pak, one of our directors, has identified several contractors qualified to perform this job. We expect the selection process to take 1 month.

•
Specifications and high-level design: We expect that we will complete specifications for the product and finish high-level design two months after the selection of a software contractor. This part of our design work will include the specifications for the different modules to be developed. Specifications and high level design will be an inter-active process between our management and the software contractor.

•
Selection of a web hosting company: We expect to be evaluating several web hosting companies to host our web site. We will select a company that can provide robust services including mySQL database and PhP programming language (both of these are open source programs). We will be using mySQL as the database to store customers, authors and affiliate information and PhP as the programming language to develop our application.

•
Design of Web Interfaces: The usability of our web site and its visual appeal are very important to the success of our internet-based services. We will hire a web interface designer to work with our Directors on the layout of the web pages and to optimize how the web pages interact with the user. We expect that this will take one month to complete and cost $3,000.

•	Database Development: Database development will commence immediately after the completion of the detailed specifications. We anticipate that this task will take 1 month.

•
General Portal Development: We plan to develop our web site to contain the ePublish Book Store where customers can browse for e-books, review the list of Best Sellers and our Editors Choice selections. This part of the web site will include the shopping cart functions that let web visitors buy our e-books (see below). The portal will also have a section for authors, including Submission Guidelines on how to become a published author on our web site. A prospective author will be able to register with us and set up a profile. When an author chooses to submit a manuscript to us for our approval, the manuscript will be sent to our Editorial Staff for review. Upon approval, the Editorial Staff will email the author a confirmation and proceed to handle other administrative details such as asking the author to set the sticker price for his book. The portal will also contain a section for Frequently Asked Questions (FAQs) from customers, authors, and re-sellers. We expect that this task will take two months to complete.

•
Shopping Cart/Payment Module Development: Shopping carts are widely available and we expect that we will use an existing one. Some shopping carts are commercially sold and others are free from shareware web sites, available as an open source product. We plan to integrate the shopping cart software with the Paypal payment system. We have chosen Paypal to act as our credit card merchant. Paypal is a financial company that accepts and clears all customer credit card payments on behalf of participating merchants. Paypal fees for merchant services are as follows:

Monthly $ Volume of Sales Through Paypal	Fee Per Transaction
0 - 3,000	2.9% + $0.55
3,000 - 12,000	2.5% + $0.55
12,000-125,000	2.2% + $0.55
> 125,000	1.9% + $0.55

There are no short or long term contracts or obligations associated with the use of PayPal. Each author and affiliate (referrer) wishing to accept credit card or PayPal payment must establish a Paypal merchant account. We expect that the user portal will take 30 days to finish. When a web site visitor decides to make a purchase, he must create a user or a customer account with us which will be protected by a password of his choice. After he creates the account, he will be able to proceed to make the payment for his e-book selection(s). Once we receive payment confirmation from Paypal, the customer is taken to the main area of the customer account web page where he will have a listing of the e-books he bought. The next time the customer wishes to make a purchase, he will not need to create a new account but simply login to his existing account.

•
User/Customer Portal Development: For customers to be able to make a purchase from us, they must create a user account. This account will enable access to their portal which is a private space for them. This portal will contain information about the customer such as email (which will also double as username) and password. In case a customer loses his password, he will be able to continue by requesting that a temporary password be sent to his email on file. The portal will have a listing of books purchased by customers and provide the capability to download these books. Customers will be able to download these books for one week and a maximum of 5 downloads to allow for interruptions and incomplete downloads that may occur. We expect that this task will take 0.5 month.

•
Author Portal Development: Each author begins by completing the online registration form. Once he has been approved, an author portal will be automatically created for that individual author. Inside the portal an author will have tools to submit manuscripts for approval, review the status of the manuscript (waiting for review, under review, approved/declined) and notes/questions appended by our Editorial Staff (initially our Directors). The authors will be able to correspond with our Editorial Staff, review a history of the customers who purchased their books, the amount of royalty payments owing to the authors and the history of royalty payments made to the authors. We expect that this task will take one month.

•
Editorial Staff Portal Development: When a manuscript is submitted, it will appear in the different Editors’ portals (initially our Directors will fill the roles of editors). An editor will be able to select a manuscript to edit, to append notes to the manuscript and have online discussions with the author. All communications between the author and the editor will occur within this portal in order to maintain records and an audit trail. We expect that this will take 1 month to develop.

•
Administrative Portal Development: This portal will cover a wide range of administrative functions. These include the ability to review sales figures and their details, customer purchases, e-book manuscripts submitted and e-book manuscript approved. It will also include the ability to refund a customer, extend the number of days and the number of times a customer may download a book, suspend a customer or an author account. The Administrative Portal will also include multiple reporting functions. We expect that this module will take one month to develop.

•
Digital Rights Management Module: If we receive the maximum level of funding, we will be investigating methods to prevent the copying and exchange of copies of our e-book between multiple persons. This protects the intellectual property of our authors and our revenue stream. We expect that this will cost $6,000 to implement using Microsoft and Adobe Digital Rights Management. This will, however, limit the document types that we may be able to use to deliver our e-books to our customer to those supported by Adobe and Microsoft. Nevertheless, considering the potential loss of revenue that we may suffer if copying is not prevented, we have decided that installing the Digital Rights Management module would be in the best long term interest of the company. We expect that this module will take one month to develop.

Marketing & Sales Strategy

Our website will be an important factor in driving sales. We also plan to conduct e-mail campaigns and distribute our software through third party websites of complementary software programs. Third party websites will be compensated via a commission for their sales.

Sales revenue will come from commissions earned on the sale of every e-book purchased from our inventory of titles. Prices for each book will be set by the authors. All of our titles will be in electronic format only. Our plan is to charge a sliding scale of 40% to 70% commission on each copy sold. For a direct sale from our web site we will collect a 70% commission fee. The author will earn 30% of the sales price on all transactions. When the sale is completed by a re-seller from our Affiliates Program, the re-seller will earn 30% commission, and our own revenue will drop to 40% of the total revenue earned.

An aggressive marketing campaign to the general public, corporate sector, government, trade associations and others, will position our company as a vendor of choice first to publish and secondly to acquire e-book editions from our authors.

Affiliates Program

A secondary source of revenue will come from our Affiliates Program. Our marketing campaign to re-sellers, including companies like Barnes & Noble and Amazon.com, has the potential to earn for us an increasing revenue stream year over year. We plan to offer a 30% commission on sales revenues for each referral from our Affiliates Program re-sellers.

Long Term Sales Success

The success of our sales efforts will be directly tied to our internet CPC marketing campaign. It is likely to take time to build brand name recognition to attract authors and then to accumulate a significant collection in inventory. From months 4 to 8 after the offering we anticipate being able to add 10 to 15 titles per month and to increase the volume incrementally from there.

We plan to leverage recognized marketing techniques to promote and preview Editor’s Choice and Award Winning Books on our website. We believe that by staying within certain niche markets we are more likely to have long term success.

The website will also be used to draw attention to popular titles through the use of web seminars and live broadcasts where web site visitors can engage in discussions with our authors. Using technology that allows us to put our authors' front and center will raise our brand name in the marketplace, help to attract more authors, and we hope increase the quality and depth of our e-book inventory.

We plan to communicate with the casual website visitor by offering opt-in choices for monthly newsletters, e-Book of the Month, online discussion times and dates with our featured authors, and other fun things to do. Our sales and marketing material will be designed to serve multiple purposes, including Google and Yahoo CPC ads, and email newsletters. During Year One we plan to work primarily through our website for all sales efforts. We hope to make a profit in Year Two with continued sales growth and to see increased profitability in subsequent years.

Revenue Model

Other organizations charge authors a fee to publish an author’s book. Our approach will be to desist from charging author fees. Revenues will be earned on the sale of each copy. Sales will come from three sources. First, direct sales from our ePublish Book Store; second, e-book orders from our authors; and third, sales made by re-sellers. Our re-seller network will be developed through our own industry contacts and direct marketing.

Common practice in the publishing business is to develop strategic relationships with book retailers. An Affiliates Program involves making book titles available to retail book stores who take orders from customers in return for a predetermined commission. Many publishers, both traditional and e-book type of publishers, have a working relationship with retail distributors including Barnes & Noble, the premier company in the book retailing business in the USA. Our company plans to have an Affiliates Program ready to go when we launch our advertising campaign.

Sources and Availability of Products and Supplies

We will compete directly with other book publishers for signing up authors.  The availability of e-books acceptable to our potential customers will be affected by our ability to sign and retain numerous authors.

Dependence on One or a Few Major Customers

The nature of the products to be sold through our online store does not mandate any dependence on one or a few major customers.

Patent, Trademark, License & Franchise Restrictions and Contractual Obligations & Concessions

We have not entered into any franchise agreements or other contracts that have given, or could give rise to obligations or concessions. We are developing our website and intend to protect our software developments with copyright and trade secrecy laws. Beyond our trade name and our website developments, we do not hold any other intellectual property.

Existing or Probable Government Regulations

Due to the increasing popularity and use of the Internet, it is possible that a number of laws and regulations may be adopted with respect to the Internet generally, covering issues such as user privacy, pricing, and characteristics and quality of products and services. Similarly, the growth and development of the market for Internet commerce may prompt calls for more stringent consumer protection laws that may impose additional burdens on those companies conducting business over the Internet. The adoption of any such laws or regulations may decrease the growth of commerce over the Internet, increase our cost of doing business, or otherwise have a harmful effect on our business.
To date, governmental regulations have not materially restricted the use or expansion of the Internet. However, the legal and regulatory environment that pertains to the Internet is uncertain and may change. New laws may cover issues that include:

•	sales and other taxes;

•	user privacy;

•	pricing controls;

•	characteristics and quality of products and services;

•	consumer protection;

•	libel and defamation;

•	copyright, trademark and patent infringement; and

•	other claims based on the nature and content of Internet materials.

These new laws may have an impact on our ability to market our services in accordance with our business plan.

Research and Development Activities and Costs

We have incurred costs to date and have plans to undertake additional research and development activities during the first year of operation. For a detailed description see “Plan of Operation”.

Employees

Wehave commenced only limited operations; therefore, we have no employees. Our officers and directors provide service to us on an as-needed basis. When we commence full operations, we will need to hire full-time management, sales and administrative support staff. For a detailed description see "Plan of Operation".

Reports to Security Holders

We will voluntarily make available to securities holders an annual report, including audited financials, on Form 10-KSB. We are not currently a fully reporting company, but upon effectiveness of this registration statement, we will be required to file reports with the SEC pursuant to the Securities Exchange Act of 1934; such as quarterly reports on Form 10-QSB and current reports on Form 8-K.

WHERE YOU CAN GET MORE INFORMATION

In accordance with the Securities Act of 1933, we filed with the SEC a registration statement on Form SB-2 covering the securities in this offering. As permitted by rules and regulations of the SEC, this prospectus does not contain all of the information in the registration statement. For further information regarding both our Company and the securities in this offering, we refer you to the registration statement, including all exhibits and schedules, which you may inspect without charge at the public reference facilities of the SEC's Washington, D.C. office, 100 F Street, N.E., Washington, D.C. 20549, and on the SEC Internet site at http:\\www.sec.gov.

DESCRIPTION OF PROPERTY

We do not lease or own any real property. We currently maintain our corporate office at 932-8 #304, Gangnam-gu, Daechi 4 dong, Seoul, Korea. We do not pay monthly rent for use of this space, which has been provided to us by one of our officers and directors. This space is sufficient until we commence full operations.

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

The following discussion of our plan of operation should be read in conjunction with the financial statements and related notes that appear elsewhere in this prospectus. This discussion contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors, including those discussed in “Risk Factors” beginning on page 8 of this prospectus. All forward-looking statements speak only as of the date on which they are made. We undertake no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they are made.

Overview

We are a development stage company with limited operations and no revenues from our business operations. Our auditors have issued a going concern opinion. This means that our auditors believe there is substantial doubt that we can continue as an on-going business for the next twelve months. We do not anticipate that we will generate significant revenues until we can deploy a website capable of accepting books in a number of different electronic formats, of creating an online inventory of titles, and of offering these e-books for sale in downloadable fashion. Accordingly, we must raise cash from sources other than our operations in order to implement our marketing plan.

Plan of Operation

Our plan of operation is to outsource the development of the website and to launch our marketing plan. Initially, we plan to commence marketing of our e-publishing services using Google and Yahoo website CPC programs. In our management's opinion there is a need for e-publishing in the print-on-demand sector of the market for journalists and other authors who want to see their stories in print. We plan to offer writers a turn-key service package to help them reach their goal.

To meet our initial need for cash, we are attempting to raise money from this offering. We intend to sell up to a maximum of 1,200,000 shares of our common stock through this offering, which would generate up to $40,000 in net proceeds. We believe that this will allow us to continue our website development, including the development of software for the website, market our e-publishing services, and remain in business for twelve months. If we are unable to generate revenues after the twelve months for any reason, or if we are unable to make a reasonable profit after twelve months, we may have to suspend or cease operations. At the present time, we have not made any arrangements to raise additional cash, other than through this offering. If we raise less than the maximum amount and need additional funds, we may seek to obtain additional funds through a second public offering, private placement of securities, or loans. Other than as described in this paragraph, we have no other financing plans at this time.

Expenditures

The following chart provides an overview of our budgeted expenditures utilizing the gross proceeds from this offering and currently available working capital, by significant area of activity over the next 12 months:

	Minimum	Median	Maximum
Legal / Accounting	$5,500	$7,500	$7,500
Transfer Agent	1,000	2,500	2,500
Corporate Design	800	1,200	1,200
Marketing	2,500	5,000	9,000
Printing	300	500	1,000
Web Site Development	3,500	5,500	7,500
Web Hosting	1,000	1,200	1,200
Telephone	500	700	1,500
Admin. Support Staff	2,000	2,400	3,600
Office Rental	2,400	2,400	3,600
Office Supplies	200	300	600
Miscellaneous Admin.	300	800	800
Total Expenses	$20,000	$30,000	$40,000

We hope to raise the maximum amount, but we believe that we would be able to execute on our business plan with the minimum sum raised. The table above outlines the proposed expenditures for 12 months after the Company receives financing.

If the minimum Offering is sold: We will be able to execute our business plan. However, less money will be available for advertising and web development. Also, we will not be able to implement enhanced features of the website including:

•	Online workshops, authors in profile, editor's choice.

•	Premium customer service functions such as Opt-In Monthly Newsletter or the Digital Rights Management module.

If the median Offering is sold: We will be able to execute our business plan and spend more money on advertising. We believe this will yield a higher number of customers. At this level we will not be able to implement enhanced features including:

•	Online workshops, authors in profile, editor's choice.

•	Premium customer service functions such as Opt-In Monthly Newsletter or the Digital Rights Management module.

If the maximum Offering is sold: We will be able to execute our business plan and increase the spending on our advertising budget and include the Digital Rights Management module. We expect that it will cost $6,000 to implement the Digital Rights Management module using Microsoft and Adobe Digital Rights Management. This level of funding will allow us to implement the enhanced features we will work on during the high level design stage. We will also be able to spend more on advertising which we hope will attract more authors and customers to our web site. We will engage a marketing firm to produce the corporate and marketing logo for our web site and corporate stationery.

MILESTONES

Outlined below is a chronological itemization of the milestones that we intend to achieve over the next twelve months, subject to the success of this offering. We are currently in the first period of the milestones noted below.

First Quarter - October to December 2007

During the first three months, we plan to:

•	Search for and hire an independent website developer and web hosting company

•	Design the specifications for the website and associated modules

•	Hire a web interface designer and complete web interface design

•	Commence database development upon completion of high level design

•	Launch the “information only” web site

•	Open a corporate office

•	Develop submission guidelines and post on website

•	Develop a set of standard policies and guidelines for our editorial staff

•	Initiate development of our corporate and marketing materials

Second Quarter -January to March 2008

During the second three-month period, we expect to achieve the following:

•	Commence work on general portal development including the ePublish Book Store

•	Develop the Shopping Cart Payment Module with PayPal system

•	Develop the User/Customer Portal

•	Develop the Authors Portal

•	Develop the Editorial Staff Portal

•	Test the capability of accepting author’s manuscripts and complete adjustments

•	Initiate our first contacts with potential authors

•	Continue development of the Administrative Portal - develop password security

•	Commence website development of Author’s section including Submission Formats

•	Initiate development of Affiliates Program for re-sellers

•	Initiate the Google & Yahoo advertising campaign to attract authors

Third Quarter -April to June 2008

During the third three-month period, we expect to perform the following:

•	Additional testing of website

•	Continue development of Administrative Portal

•	Launch the click-through advertising campaign on Google and Yahoo

•	Select first ten manuscripts for e-book publishing

•	Disburse press releases for each one of the first ten e-books

•	Develop a Featured Author profile and select one from first group of authors

•	If median offering is sold, the basic website will be developed with only the necessary needed functionality as well as a limited number of enhanced services

•	Complete development of Author’s portal

•	Develop website inventory system

•	Develop customer e-commerce area of website for online book orders

•	Sign up first three resellers to Affiliates Program as qualified re-sellers in USA

•	Hire one administrative support staff person to start in month ten

•	Begin to research trade show marketing opportunities for Year Two

Fourth Quarter -July to September 2008

During the fourth three-month period, we expect to perform the following:

•	Complete and launch the website

•	If maximum offering is achieved, add Digital Rights Management module and include all the other enhanced services to the website

•	Announce the upcoming Official Launch in Google & Yahoo ads, first group of Editor’s Choice e-books and featured strategic partner in our Affiliates Program

•	Accept initial customer orders by end of fourth quarter

•	Initiate discussions with Affiliate re-sellers on cooperative advertising efforts

•	Interview for first sales staff position

•	Evaluate email marketing campaign programs

•	Select and promote Year One Editor’s Choice Awards

•	Research advertising in hard copy publications

Results of Operations

During the period from June 12, 2006 (inception) through August 31, 2007, we incurred a net loss of $7,085. This loss consisted primarily of incorporation costs and administrative expenses. In August 2006, we reserved the website www.epublishlive.com. Since inception, we have sold 2,000,000 shares of common stock to our officers and directors.

Purchase or Sale of Equipment

We do not expect to purchase or sell any plant or significant equipment.

Revenues

We had no revenues for the period from June 12, 2006 (inception) through August 31, 2007. We believe that upon receipt of the proceeds of this offering, we will be able to commence the development of our product and marketing of our services.

Liquidity and Capital Resources

Our balance sheet as of August 31, 2007 reflects assets of $10,000. Cash and cash equivalents from inception to date have been insufficient to provide the working capital necessary to operate to date.

Notwithstanding the success of this offering, we anticipate generating losses and, therefore, may be unable to continue operations in the future. If we require additional capital, we would have to issue debt or equity or enter into a strategic arrangement with a third party. There can be no assurance that additional capital will be available to us. We currently have no agreements, arrangements or understandings with any person to obtain funds through bank loans, lines of credit or any other sources.

Going Concern Consideration

Our independent auditors included an explanatory paragraph in their report on the accompanying financial statements regarding concerns about our ability to continue as a going concern. Our financial statements contain additional note disclosures describing the circumstances that lead to this disclosure by our independent auditors.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Other than the transactions discussed below, we have not entered into any transaction nor are there any proposed transactions in which any of our directors, executive officers, shareholders or any member of the immediate family of any of the foregoing had or is to have a direct or indirect material interest.

Our corporate office at 932-8 #304, Gangnam-gu, Daechi 4 Dong, Seoul, Korea is provided to us at no charge by one of our officers and directors.

As of August 31, 2007, there is a balance owing to Mr. James Pak, one of our stockholders, in the amount of $1,355. This balance is unsecured, non-interest bearing and has no specific terms of repayment.

On June 12, 2006, pursuant to the terms of a subscription agreement we sold 1,000,000 shares of our common stock to Mr. Richard Pak, our President, CEO and Director, for cash payment to us of $5,000. We believe this issuance was deemed to be exempt under Regulation S of the Securities Act. No advertising or general solicitation was employed in offering the securities. The offering and sale was made only to Mr. Richard Pak who is a non-U.S. citizen, and transfer was restricted by us in accordance with the requirements of the Securities Act of 1933.

On June 12, 2006, pursuant to the terms of a subscription agreement we sold 1,000,000 shares of our common stock to Mr. James Pak, our Secretary, Treasurer, CFO and Director, for cash payment to us of $5,000. We believe this issuance was deemed to be exempt under Regulation S of the Securities Act. No advertising or general solicitation was employed in offering the securities. The offering and sale was made only to Mr. James Pak who is a non-U.S. citizen, and transfer was restricted by us in accordance with the requirements of the Securities Act of 1933. Mr. Richard Pak and Mr. James Pak are cousins.

Our officers and directors may be considered promoters of Uventus Technologies Corp. due to their participation in and management of the business of the Company since its incorporation.

MARKET FOR COMMON EQUITY AND RELATED SHAREHOLDER MATTERS

Market Information

There is no public market for our common stock.

We have issued 2,000,000 common shares since the Company’s inception in June 12, 2006, all of which are restricted shares. See “Certain Relationships and Related Transactions” above regarding these shares. There are no outstanding options or warrants or securities that are convertible into shares of common stock.

Holders

We had two holders of record for our common shares as of October 15, 2007.

Dividends

We have not paid any dividends since our incorporation and do not anticipate the payment of dividends in the foreseeable future. At present, our policy is to retain earnings, if any, to develop and market our products. The payment of dividends in the future will depend upon, among other factors, our earnings, capital requirements, and operating financial conditions.

Securities Authorized for Issuance under Equity Compensation Plans

We do not have any compensation plan under which equity securities are authorized for issuance.

EXECUTIVE COMPENSATION

We have not paid, nor do we owe, any compensation to our executive officers. We have not paid any compensation to our officers since inception.

We have no employment agreements with any of our executive officers or employees.

SUMMARY COMPENSATION TABLE

		Annual Compensation			Long Term Compensation
					Awards		Pay-outs
Name and Principal Position	Year(1)	Salary	Bonus	Other	Securities Underlying Options/ SARs Granted	Restricted Shares or Restricted Share Units	LTIP Pay-outs	All Other
Richard Pak President and Director	2007 2006	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil
James Pak Secretary, Treasurer and Director	2007 2006	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil

(1)  We were incorporated on June 12, 2006.

Option/SAR Grants

We do not currently have a stock option plan. No individual grants of stock options, whether or not in tandem with stock appreciation rights known as SARs or freestanding SARs have been made to any executive officer or any director since our inception; accordingly, no stock options have been granted or exercised by any of the officers or directors since we were founded.

Long-Term Incentive Plans and Awards

We do not have any long-term incentive plans that provide compensation intended to serve as incentive for performance. No individual grants or agreements regarding future payouts under non-stock price-based plans have been made to any executive officer or any director or any employee or consultant since our inception; accordingly, no future payouts under non-stock price-based plans or agreements have been granted or entered into or exercised by any of the officers or directors or employees or consultants since we were founded.

Compensation of Directors

There are no arrangements pursuant to which directors are or will be compensated in the future for any services provided as a director.

Employment Contracts, Termination of Employment, Change-in-Control Arrangements

There are currently no employment or other contracts or arrangements with officers or directors. There are no compensation plans or arrangements, including payments to be made by us, with respect to our officers, directors or consultants that would result from the resignation, retirement or any other termination of such directors, officers or consultants from us. There are no arrangements for directors, officers, employees or consultants that would result from a change-in-control.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

Moore & Associates, Chartered Accountants and Advisors are our auditors. There have not been any disagreements with our auditors on accounting and financial disclosure or any other matter.

FINANCIAL STATEMENTS

Uventus Technologies Corp.
FINANCIAL STATEMENTS
August 31, 2007

MOORE & ASSOCIATES, CHARTERED
ACCOUNTANTS AND ADVISORS
PCAOB REGISTERED

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Uventus Technologies Corp.
(A Development Stage Company)

We have audited the accompanying balance sheet of Uventus Technologies Corp. (A Development Stage Company) as of August 31, 2007 and 2006, and the related statements of operations, stockholders’ equity and cash flows from inception on June 12, 2006 through August 31, 2007. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Uventus Technologies Corp. (A Development Stage Company) as of August 31, 2007 and 2006, and the results of its operations and its cash flows from inception on June 12, 2006 through August 31, 2007, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 8 to the financial statements, the Company has no established source of revenue which raises substantial doubt about its ability to continue as a going concern. Management’s plans concerning these matters are also described in Note 8. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Moore & Associates Chartered
Las Vegas, Nevada
October 8, 2007

2675 S. Jones Blvd. Suite 109, Las Vegas, NV 89146 (702) 253-7499 Fax (702) 253-7501

Uventus Technologies Corp.
(A Development Stage Company)
Financial Statements
For the year ended August 31, 2007

Uventus Technologies Corp.
(A Development Stage Company)
Balance Sheets
August 31, 2007 and 2006
	2007	2006

Assets

Cash	$10,000	$-

Liabilities

Accounts payable	$5,730	$-
Due to stockholder (Note 3)	1,355	1,230

	7,085	1,230

Stockholders' Equity

Capital stock authorized - 50,000,000 common shares with a par value of $0.005
Capital stock issued and outstanding - 2,000,000 common shares	2,000	2,000
Additional paid in capital	8,000	8,000
Subscriptions receivable	-	(10,000)
Deficit	(7,085)	(1,230)
	2,915	(1,230)

Total Liabilities and Stockholders’ Equity	$10,000	$-

The accompanying notes are an integral part of these financial statements

Uventus Technologies Corp.
(A Development Stage Company)
Statements of Operations
For the year ended August 31, 2007, the period ended August 31, 2006 and the period ended June 12, 2006 (Date of inception) to August 31, 2007

		Year-ended			Period-ended		Period from Inception
		August 31,			August 31,		(June 12, 2006) to
		2007			2006		August 31, 2007
Revenue		$-			$-		$-

Audit fees		5,000			-		5,000
Office and miscellaneous		730			-		730
Filing fees		125			-		125
Incorporation costs, being loss for the period		-			1,230		1,230

Net loss for the period		5,855			1,230		7,085
Deficit accumulated during the development stage, opening		1,230			-		-

Deficit accumulated during the development stage, closing		$7,085			$1,230		$7,085

Weighted average shares outstanding		2,000,000			2,000,000

Loss per share	$	(a	)	$	(a	)

(a) = Less than $0.01 per share

The accompanying notes are an integral part of these financial statements

Uventus Technologies Corp.
(A Development Stage Company)
Statements of Cash Flows
For the year ended August 31, 2007, the period ended August 31, 2006 and the period ended June 12, 2006 (Date of inception) to August 31, 2007

			Period from
			Inception
	Year-ended	Period-ended	(June 12, 2006)
	August 31,	August 31,	August 31, to
	2007	2006	2007
Operating Activities

Net loss	$(5,855)	$ (1,230)	$(7,085)
Increase in accounts payable	5,730	-	5,730
Increase in amount due to stockholder	125	1,230	1,345
Cash from operating activities	-	-	-

Financing Activities

Cash from sale of stock, being cash from financing activities	-	10,000	10,000
Subscriptions receivable	10,000	(10,000)	-
Cash from financing activity	10,000	-	-

Increase in cash	10,000	-	10,000
Cash, opening	-	-	-

Cash, closing	$10,000	$-	$10,000

The accompanying notes are an integral part of these financial statements

Uventus Technologies Corp.
(A Development Stage Company)
Statement of Stockholders`Equity
August 31, 2007 and 2006

	Common Shares		Additional
	Issued		Paid In	Subscriptions
	Shares	Amount	Capital	Receivable	Deficit	Total
Balance, June 12, 2006 (date of inception)	-	$-	$-	$-	$-	$-
Shares issued to founder on June 12, 2006	2,000,000	2,000	8,000	(10,000)	-	-
Net loss	-	-	-	-	1,230	(1,230)
Balance, August 31, 2006	2,000,000	2,000	8,000	(10,000)	1,230	(1,230)

Subscriptions received	-	-	-	10,000	-	10,000
Net loss	-		-	-	5,855	(5,855)

Balance, August 31, 2007	2,000,000	$2,000	$8,000	$-	$7,085	2.915

The accompanying notes are an integral part of these financial statements

Uventus Technologies Corp.
(A Development Stage Company)
Notes to Financial Statements
August 31, 2007 and 2006

Note 1 - Nature of Operations

Uventus Technologies Corp. (“the Company”), incorporated in the state of Nevada on June 12, 2006, is a private company with business activities in online book publishing.

The company has limited operations and in accordance with SFAS#7 is considered to be in the development stage.

Note 2 - Significant Accounting Policies

Accounting Basis

These financial statements are prepared on the accrual basis of accounting in conformity with accounting principles generally accepted in the United States of America.

Management Certification

The financial statements herein are certified by the officers of the Company to present fairly, in all material respects, the financial position, results of operations and cash flows for the periods presented in conformity with accounting principles generally accepted in the United States of America, consistently applied.

Financial Instrument

The Company's financial instrument consists of amount due to stockholder.

The amount due to stockholder is non interest-bearing. It is management's opinion that the Company is not exposed to significant interest, currency or credit risks arising from its other financial instruments and that their fair values approximate their carrying values except where separately disclosed.

Use of Estimates

The preparation of financial statements in conformity with Canadian generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the year. The more significant areas requiring the use of estimates include asset impairment, stock-based compensation, and future income tax amounts. Management bases its estimates on historical experience and on other assumptions considered to be reasonable under the circumstances. However, actual results may differ from the estimates.

Uventus Technologies Corp.
(A Development Stage Company)
Notes to Financial Statements
August 31, 2007 and 2006

Note 2 - Significant Accounting Policies (continued)

Loss Per Share

Basic loss per share is calculated using the weighted average number of common shares outstanding and the treasury stock method is used to calculate diluted earnings per share. For the years presented, this calculation proved to be anti-dilutive.

Dividends

The Company has not adopted any policy regarding payment of dividends. No dividends have been paid during the period shown.

Income Taxes

The Company provides for income taxes under Statement of Financial Accounting Standards NO. 109, “Accounting for Income Taxes.” SFAS No. 109 requires the use of an asset and liability approach in accounting for income taxes.

SFAS No. 109 requires the reduction of deferred tax assets by a valuation allowance if, based on the weight of available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized. No provision for income taxes is included in the statement due to its immaterial amount, net of the allowance account, based on the likelihood of the Company to utilize the loss carry-forward.

Net Income Per Common Share

Net income (loss) per common share is computed based on the weighted average number of common shares outstanding and common stock equivalents, if not anti-dilutive. The Company has not issued any potentially dilutive common shares.

Note 3 - Due to stockholder

Amount due to stockholder is unsecured, non-interest bearing and has no specific terms of repayment.

Note 4 - Capital stock

Common Shares - Authorized

The company has 50,000,000 common shares authorized at a par value of $0.001 per share.

Common Shares - Issued and Outstanding

During the year, the company issued 2,000,000 common shares at a par value.

As at August 31, 2007, the company has no warrants or options outstanding.

Uventus Technologies Corp.
(A Development Stage Company)
Notes to Financial Statements
August 31, 2007 and 2006

Note 5 - Income Taxes

The Company provides for income taxes under Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes. SFAS No. 109 requires the use of an asset and liability approach in accounting for income taxes. Deferred tax assets and liabilities are recorded based on the differences between the financial statement and tax bases of assets and liabilities and the tax rates in effect currently.

SFAS No. 109 requires the reduction of deferred tax assets by a valuation allowance if, based on the weight of available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized. In the Company’s opinion, it is uncertain whether they will generate sufficient taxable income in the future to fully utilize the net deferred tax asset. Accordingly, a valuation allowance equal to the deferred tax asset has been recorded. The total deferred tax asset is $260, which is calculated by multiplying a 22% estimated tax rate by the cumulative NOL of $1,230.

The following table reconciles the amount of income tax recoverable on application of the statutory Canadian federal and provincial income tax rates:

The company has non-capital losses of $7,085.

Note 6 - Related Party Transaction

As at August 31, 2007, there is a balance owing to a stockholder of the Company in the amount of $1,355 (2006: $1,230). This balance is unsecured, non-interest bearing and has no specific terms of repayment.

The officers and directors of the Company are involved in other business activities and may, in the future, become involved in other business opportunities that become available. They may face a conflict in selecting between the Company and other business interests. The Company has not formulated a policy for the resolution of such conflicts.

Note 7 - Going Concern

The accompanying financial statements have been prepared assuming that the company will continue as a going concern. As discussed in the notes to the financial statements, the Company has no established source of revenue. This raises substantial doubt about the Company’s ability to continue as a going concern. Without realization of additional capital, it would be unlikely for the Company to continue as a going concern. The financial statements do not include any adjustments that might result from this uncertainty.

Uventus Technologies Corp.
(A Development Stage Company)
Notes to Financial Statements
August 31, 2007 and 2006

Note 7 - Going Concern (continued)

The Company’s activities to date have been supported by equity financing. It has sustained losses in all previous reporting periods with an inception to date loss of $7,085 (2006: $1,230) as of August 31, 2007. Management continues to seek funding from its shareholders and other qualified investors to pursue its business plan.  In the alternative, the Company may be amenable to a sale, merger or other acquisition in the event such transaction is deemed by management to be in the best interests of the shareholders.

Note 8 - Recent Accounting Pronouncements

Below is a listing of the most recent accounting standards SFAS 150-154 and their effect on the Company.

Statement No. 150 - Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity (Issued 5/03)

This Statement establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity.

Statement No. 151- Inventory Costs-an amendment of ARB No. 43, Chapter 4 (Issued 11/04)

This statement amends the guidance in ARB No. 43, Chapter 4, Inventory Pricing, to clarify the accounting for abnormal amounts of idle facility expense, freight, handling costs, and wasted material (spoilage). Paragraph 5 of ARB 43, Chapter 4, previously stated that “…under some circumstances, items such as idle facility expense, excessive spoilage, double freight and re-handling costs may be so abnormal ass to require treatment as current period charges….” This Statement requires that those items be recognized as current-period charges regardless of whether they meet the criterion of “so abnormal.” In addition, this Statement requires that allocation of fixed production overheads to the costs of conversion be based on the normal capacity of the production facilities.

Statement No. 152 - Accounting for Real Estate Time-Sharing Transactions (an amendment of FASB Statements No. 66 and 67)

This Statement amends FASB Statement No. 66, Accounting for Sales of Real Estate, to reference the financial accounting and reporting guidance for real estate time-sharing transactions that is provided in AICPA Statement of Position (SOP) 04-2, Accounting for Real Estate Time-Sharing Transactions.

This Statement also amends FASB Statement No. 67, Accounting for Costs and Initial Rental Operations of Real Estate Projects, states that the guidance for (a) incidental operations and (b) costs incurred to sell real estate projects does not apply to real estate time-sharing transactions. The accounting for those operations and costs is subject to the guidance in SOP 04-2.

Uventus Technologies Corp.
(A Development Stage Company)
Notes to Financial Statements
August 31, 2007 and 2006

Note 9 - Recent Accounting Pronouncements (continued)

Statement No. 153- Exchanges of Non-monetary Assets (an amendment of APB Opinion No. 29)

The guidance in APB Opinion No. 29, Accounting for Non-monetary Transactions, is based on the principle that exchanges of non-monetary assets should be measured based on the fair value of the assets exchanged. The guidance in that Opinion, however, includes certain exceptions to the principle. This Statement amends Opinion 29 to eliminate the exception for non-monetary exchanges of similar productive assts and replaces it with a general exception for exchanges of non-monetary assets that do not have commercial substance. A non-monetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange.

Statement No. 154 - Accounting Changes and Error Corrections (a replacement of APB Opinion No. 20 and FASB statement No. 3)

This Statement replaces APB Opinion No. 20, Accounting Changes, and FASB Statement No. 3, Reporting Accounting Changes in Interim Financial Statements, and changes the requirements for the accounting for and reporting of a change in accounting principle. This Statement applies to all voluntary changes in accounting principle. It also applies to changes required by an accounting pronouncement in the unusual instance that the pronouncement does not include specific transition provisions. When a pronouncement includes specific transition provisions, those provisions should be followed.

The adoption of these new Statements is not expected to have a material effect on the Company’s current financial position, results or operations, or cash flows.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Indemnification of Directors, Officers, Employees and Agents

Our officers and directors are indemnified as provided by the Nevada Revised Statutes and by our bylaws.

Under the Nevada Revised Statutes, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's Articles of Incorporation. Our Articles of Incorporation do not specifically limit our directors' immunity. Excepted from that immunity are: (a) a willful failure to deal fairly with the company or its stockholders in connection with a matter in which the director has a material conflict of interest; (b) a violation of criminal law, unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful; (c) a transaction from which the director derived an improper personal profit; and (d) willful misconduct.

Our by-laws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding, or part thereof, initiated by such person unless such indemnification: (a) is expressly required to be made by law, (b) the proceeding was authorized by our board of directors, (c) is provided by us, in our sole discretion, pursuant to the powers vested in us under Nevada law or (d) is required to be made pursuant to the bylaws.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and control persons pursuant to the foregoing provisions or otherwise, we have been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy, and is, therefore, unenforceable.

Other Expenses of Issuance and Distribution

The following table sets forth the estimated expenses in connection with the issuance and distribution of the securities being registered hereby. All such expenses will be borne by the registrant.

Name of Expense	Amount
Securities and Exchange Commission registration fee	$6
Legal, Accounting fees and expenses	$20,000
Total	$20,006

Recent Sales of Unregistered Securities

On June 12, 2006, pursuant to the terms of a subscription agreement we sold 1,000,000 shares of our common stock to Mr. Richard Pak, our President, CEO and Director, for cash payment to us of $5,000. We believe this issuance was deemed to be exempt under Regulation S of the Securities Act. No advertising or general solicitation was employed in offering the securities. The offering and sale was made only to Mr. Richard Pak who is a non-U.S. citizen, and transfer was restricted by us in accordance with the requirements of the Securities Act of 1933.

On June 12, 2006, pursuant to the terms of a subscription agreement we sold 1,000,000 shares of our common stock to Mr. James Pak, our Secretary, Treasurer, CFO and Director, for cash payment to us of $5,000. We believe this issuance was deemed to be exempt under Regulation S of the Securities Act. No advertising or general solicitation was employed in offering the securities. The offering and sale was made only to Mr. James Pak who is a non-U.S. citizen, and transfer was restricted by us in accordance with the requirements of the Securities Act of 1933.

Exhibits and Financial Statement Schedules

(a) Exhibits:

The following exhibits are filed as part of this registration statement:

Exhibit	Description

3.1	Articles of Incorporation of Registrant.

3.2	By-Laws of Registrant.

4.1	Specimen Common Stock certificate.

5.1	Opinion of SRK Law Offices regarding the legality of the securities being registered.

23.1	Consent of Moore & Associates, Chartered Accountants and Advisors.

23.2	Consent of Legal Counsel (incorporated in Exhibit 5.1).

24.1	Power of Attorney (contained on the signature page of this registration statement).

Undertakings

The undersigned Registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

	(a)	Include any prospectus required by Section 10(a)(3) of the Securities Act;

(b)
Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

	(c)	Include any additional or changed material information on the plan of distribution.

2.
To, for the purpose of determining liability under the Securities Act, treat each post-effective amendment as a new registration statement relating to the securities offered, and the offering of the securities at that time to be the initial bona fide offering thereof.

3.	To remove from registration, by means of a post-effective amendment, any of the securities being registered hereby that remains unsold at the termination of the offering.

4.
For purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling person sin connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

Signatures

In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Form SB-2 and has authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in British Columbia, Canada on October 22, 2007.

UVENTUS TECHNOLOGIES CORP.

By:	/s/ Richard Pak
Name: Richard Pak
Title: President and Director

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated:

Date: October 22, 2007	/s/ Richard Pak
Name: Richard Pak
Title: President and Director

Date: October 22, 2007	/s/ James Pak
James Pak Title: Secretary, Treasurer and Director

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Richard Pak and James Pak, each or either of them, his true and lawful attorneys-in-fact, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this registration statement and to sign a registration statement pursuant to Section 462(b) of the Securities Act of 1933, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Richard Pak	President, CEO and Director
Richard Pak		October 22, 2007

/s/ James Pak	Secretary, Treasurer, CFO and Director
James Pak		October 22, 2007